UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: December 21, 2015
Date of earliest event reported: December 16, 2015
___________

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54‑1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to 2011 Equity Incentive Plan

On December 16, 2015, MAXIMUS, Inc. (the “Company”), adopted the First Amendment (“First Amendment”) to its 2011 Equity Incentive Plan (“Plan”) imposing a sublimit on compensation payable to non-employee Directors. Under the First Amendment, the maximum aggregate number of Shares and Share equivalent units that may be granted during any fiscal year to any one Participant who is a non-employee Director shall be 75,000, which limit will apply regardless of whether the compensation is paid in Shares or in cash. Also under the First Amendment, the maximum aggregate dollar amount that may be paid to any one Participant who is a non-employee Director during any fiscal year under Performance Units, Performance Awards or any cash-based Award is $1,000,000.

This summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by the First Amendment, a copy of which is filed as Exhibit 10.1 and the Plan, a copy of which has been previously filed. Capitalized terms not defined here have the meanings assigned to them in the First Amendment or the Plan.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.

10.1	First Amendment to the MAXIMUS, Inc. 2011 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: December 21, 2015	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBITS

Exhibit No.

10.1	First Amendment to the MAXMUS, Inc. 2011 Equity Incentive Plan.